EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

MAY 19, 2004

Contact: Emanuel Chirico

Executive Vice President & Chief Financial Officer

(212) 381-3503

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS

2004 FIRST QUARTER RESULTS

    FIRST QUARTER EPS AHEAD OF GUIDANCE AND CONSENSUS ESTIMATE
    FULL YEAR EPS GUIDANCE INCREASED

Phillips-Van Heusen Corporation reported first quarter net income of $1.6 million which, after deducting preferred stock dividends, resulted in a net loss of $0.12 per diluted common share. Excluding restructuring and other items, net income in the current year's first quarter improved to $11.1 million, or $0.18 per diluted common share, which was $0.05 ahead of the Company's previous earnings guidance and the First Call consensus estimate. In the prior year's first quarter, net loss was $2.2 million, or $0.22 per diluted common share. Excluding restructuring and other items, net income in the prior year's first quarter was $7.8 million, or $0.11 per diluted common share.

Restructuring and other items in the current year include the costs of (i) exiting the wholesale footwear business and relocating the Company's retail footwear operations, (ii) closing underperforming retail outlet stores and (iii) debt extinguishment associated with the Company's debt refinancing in February, 2004. Restructuring and other items in the prior year include (i) the operating losses of certain Calvin Klein businesses which the Company has closed or licensed, and associated costs in connection therewith and (ii) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions.

The 42% improvement in first quarter net income, excluding restructuring and other items, was due to earnings increases in both of the Company's operating segments. Operating earnings in the Apparel and Related Products segment increased 37% over the prior year as each of the Company's divisions registered earnings improvement. The Company's wholesale apparel business continued its strong sales and earnings growth, aided by excellent performance in dress shirts. Positive comp store performance across the Company's retail businesses for the quarter continued the favorable trends begun during last year's Christmas season and, coupled with clean inventories, yielded operating income improvement. Operating earnings in the Calvin Klein Licensing segment increased 7% over the prior year as the Company's growth initiatives for that brand began to take hold. (Please see Consolidated Income Statements and Segment Data below for a reconciliation of GAAP amounts to non-GAAP financial measures.)

Total revenues in the first quarter decreased 1% to $381.3 million from $383.7 million in the prior year. The prior year's first quarter includes $20.5 million of revenues from the wholesale footwear business and $6.0 million from the Calvin Klein wholesale collection apparel business. These businesses were exited as of the end of fiscal 2003. Excluding these businesses, revenues from ongoing operations increased 7% over the prior year. This increase was driven by revenue growth in the Company's wholesale apparel, retail outlet and Calvin Klein licensing businesses.

Commenting on these results, Bruce J. Klatsky, Chairman and Chief Executive Officer, noted that "We are extremely pleased with our first quarter results. The continued strong revenue and earnings growth exhibited by our wholesale apparel and Calvin Klein licensing businesses, combined with earnings increases in our retail outlet businesses, enabled our earnings to be well ahead of our previous earnings guidance. In addition, we ended the quarter with a $78 million improvement in our net debt position over the prior year as our strategic initiatives, which include exiting the wholesale footwear business and the closing of underperforming outlet stores across our retail chains, helped contribute to a 15% decrease in receivables and a 23% decrease in inventories compared with the prior year."

Mr. Klatsky continued, "Our focus remains on maximizing the growth opportunities of the Calvin Klein brands and our existing wholesale dress shirt and sportswear businesses. The Calvin Klein better women's sportswear line, licensed to a joint venture formed by Kellwood and GAV, has received excellent response and sales have been strong since its launch in March. Similarly, our bookings for the launch of the Calvin Klein men's better sportswear line for Fall 2004 continue to exceed our initial plans. We are also excited about our three new dress shirt licensing arrangements with BCBG Max Azria, MICHAEL Michael Kors and Chaps which will all principally begin shipping in late 2004."

Mr. Klatsky concluded, "Given our first quarter results, we are raising our 2004 earnings per share guidance (excluding restructuring and other items) to a range of $1.13 to $1.18, with second quarter earnings in the range of $0.24 to $0.25 per share. Including restructuring and other items, we anticipate that GAAP earnings per share in 2004 will be in the range of $0.53 to $0.58, with second quarter earnings in the range of $0.17 to $0.18 per share. Total revenues in 2004 are expected to be $1.610 billion to $1.625 billion, or an increase of approximately 1.75% - 2.75% over 2003. Revenues for 2004 are being impacted by the exiting of the wholesale footwear business and the retail store closing program." (Please see reconciliation of GAAP to non-GAAP earnings per share estimates at the end of this press release.)

The Company webcasts its conference calls to review its earnings releases. The Company's conference call to review its first quarter earnings release is scheduled for Thursday, May 20, 2004 at 11:00 a.m. EST. Please log on either to our web site at www.pvh.com and go to the News Release page or to CCBN's website at www.companyboardroom.com to listen to the live webcast of the conference call. The webcast will be available for replay for 30 days after it is held, commencing approximately two hours after the live broadcast ends. Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay. In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held. The replay of the conference call can be accessed by calling 1-800-428-6051 and using passcode # 353587. The conference call and webcast consist of copyrighted material. They may not be re-recorded, reproduced, retransmitted, rebroadcast or otherwise used without the Company's express written permission. Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company's future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and related products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends and other factors; (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's, or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)
	Quarter Ended			Quarter Ended
	5/2/04			5/4/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items (1)	Items(1)	GAAP	Items(2)	Items(2)

Net sales	$339,623		$339,623	$347,581	$ 6,004	$341,577
Royalty and other revenues	41,660		41,660	36,096		36,096
Total revenues	$381,283		$381,283	$383,677	$ 6,004	$377,673

Gross profit on net sales	$131,672		$131,672	$125,518	$ 215	$125,303
Gross profit on royalty and
other revenues	41,660		41,660	36,096		36,096
Total gross profit	173,332		173,332	161,614	215	161,399

Selling, general and
administrative expenses	153,038	$ 5,271	147,767	156,312	15,341	140,971

Earnings (loss) before interest
and taxes	20,294	(5,271)	25,565	5,302	(15,126)	20,428

Interest expense, net	17,843	9,374	8,469	8,564		8,564

Pre-tax income (loss)	2,451	(14,645)	17,096	(3,262)	(15,126)	11,864

Income tax expense (benefit)	858	(5,126)	5,984	(1,109)	(5,143)	4,034

Net income (loss)	1,593	(9,519)	11,112	(2,153)	(9,983)	7,830

Preferred stock dividends	5,281		5,281	4,493		4,493

Net income (loss) available to
common stockholders	$ (3,688)	$ (9,519)	$ 5,831	$ (6,646)	$ (9,983)	$ 3,337

Basic net income (loss) per
common share(3)	$ (0.12)		$ 0.19	$ (0.22)		$ 0.11

Diluted net income (loss) per
common share(3)	$ (0.12)		$ 0.18	$ (0.22)		$ 0.11

(1) Restructuring and other items for the quarter ended May 2, 2004 include the following:

• Pre-tax costs of $5.3 million associated with (a) licensing the Bass brand for wholesale distribution to Brown Shoe Company and exiting the wholesale footwear business and relocating the Company's retail footwear operations and (b) closing underperforming retail outlet stores.

• Pre-tax debt extinguishment costs of $9.4 million associated with the Company's debt refinancing in February, 2004.

(2) Restructuring and other items for the quarter ended May 4, 2003 include (a) the operating losses of certain Calvin Klein businesses which the Company has closed or licensed, and associated costs in connection therewith and (b) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions.

(3) Please see the Notes to Consolidated Income Statements for a reconciliation of basic and diluted net income (loss) per common share.

Notes to Consolidated Income Statements:

1. The Company believes presenting its results excluding restructuring and other items provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise. The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. The Company uses its results excluding restructuring and other items to discuss its business with investment institutions, the Company's Board of Directors and others. Such results are also the basis for certain incentive compensation calculations.

2. The Company computed its basic and diluted net income (loss) per common share as follows:

(In thousands, except per share data)
	Quarter Ended		Quarter Ended
	5/2/04		5/4/03
		Results		Results
		Excluding		Excluding
	Results	Restructuring	Results	Restructuring
	Under	and Other	Under	and Other
	GAAP	Items	GAAP	Items

Net income (loss)	$ 1,593	$11,112	$ (2,153)	$ 7,830

Less: Preferred stock dividends	5,281	5,281	4,493	4,493

Net income (loss) available to
common stockholders for basic
and diluted net income (loss)
per common share	$ (3,688)	$ 5,831	$ (6,646)	$ 3,337

Weighted average common shares
outstanding for basic net income
(loss) per common share	30,715	30,715	29,929	29,929

Impact of dilutive employee stock
options		1,349		246

Total shares for diluted net income
(loss) per common share	30,715	32,064	29,929	30,175

Basic net income (loss) per
common share	$ (0.12)	$ 0.19	$ (0.22)	$ 0.11

Diluted net income (loss) per
common share	$ (0.12)	$ 0.18	$ (0.22)	$ 0.11

3. EBITDA is a "non-GAAP financial measure" which represents net income (loss) before net interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity. The Company uses EBITDA in connection with certain covenants relating to the Company's outstanding debt. You should not construe EBITDA as an alternative to net income (loss) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate EBITDA differently than other companies. Net income (loss) is reconciled to EBITDA as follows:

	Quarter Ended			Quarter Ended
	5/2/04			5/4/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items
($000)
Net income (loss)	$ 1,593	$ (9,519)	$11,112	$ (2,153)	$ (9,983)	$ 7,830
Plus:
Income tax expense (benefit)	858	(5,126)	5,984	(1,109)	(5,143)	4,034
Interest expense, net	17,843	9,374	8,469	8,564		8,564
Depreciation and amortization	7,056		7,056	6,776		6,776
EBITDA	$27,350	$ (5,271)	$32,621	$12,078	$(15,126)	$27,204

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)
	May 2,	May 4,
	2004	2003
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 122,985	$ 19,567
Receivables	114,832	134,574
Inventories	194,026	251,353
Other, including deferred taxes of $17,164 and $27,404	32,394	44,672
Total Current Assets	464,237	450,166
Property, Plant and Equipment	136,416	139,787
Goodwill and Other Intangible Assets	794,409	545,370
Other, including deferred taxes of $45,429 at
May 4, 2003	26,655	78,780
	$1,421,717	$1,214,103

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable and Accrued Expenses	$ 163,972	$ 165,431
Long-Term Debt	399,504	374,033
Other Liabilities, including deferred taxes of $178,918
at May 2, 2004	301,448	126,062
Series B Convertible Redeemable Preferred Stock	264,746	254,493
Stockholders' Equity	292,047	294,084
	$1,421,717	$1,214,103

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)
	Quarter Ended			Quarter Ended
	5/2/04			5/4/03
			Results			Results
			Excluding			Excluding
	Results	Restructuring	Restructuring	Results	Restructuring	Restructuring
	Under	and Other	and Other	Under	and Other	and Other
	GAAP	Items	Items	GAAP	Items	Items

Revenues - Apparel and Related Products
Net sales	$336,703		$336,703	$338,326		$338,326
Royalty and other revenues	3,608		3,608	3,765		3,765
Total	340,311		340,311	342,091		342,091

Revenues - Calvin Klein Licensing
Net sales	2,920		2,920	9,255	$ 6,004	3,251
Royalty and other revenues	38,052		38,052	32,331		32,331
Total	40,972		40,972	41,586	6,004	35,582

Total Revenues
Net sales	339,623		339,623	347,581	6,004	341,577
Royalty and other revenues	41,660		41,660	36,096		36,096
Total	$381,283		$381,283	$383,677	$ 6,004	$377,673

Operating earnings (loss) - Apparel
and Related Products	$ 15,267	$(5,271)	$ 20,538	$ 15,025		$ 15,025

Operating earnings (loss) -
Calvin Klein Licensing	13,246		13,246	(2,708)	$(15,126)	12,418

Corporate expenses	8,219		8,219	7,015		7,015

Earnings (loss) before
interest and taxes	$ 20,294	$(5,271)	$ 25,565	$ 5,302	$(15,126)	$ 20,428

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2004 Earnings Per Share Estimates

2004 Second Quarter

Estimated diluted net income
per common share under GAAP	$0.17 - $0.18

Will be classified as Operating Expenses:
Add back estimated pre-tax costs of $3 million associated with (a) closing underperforming retail outlet stores and (b) exiting the wholesale footwear business	0.07

Estimated diluted net income per common share
excluding the above items (non-GAAP)	$0.24 - $0.25

2004 Full Year

Estimated diluted net income
per common share under GAAP	$0.53 - $0.58

Will be classified as Operating Expenses:
Add back estimated pre-tax costs of $21 million associated with (a) closing underperforming retail outlet stores and (b) exiting the wholesale footwear business	0.41

Will be classified as Interest Expense:
Add back $9.4 million (pre-tax) of debt extinguishment costs associated with the refinancing of the Company's 9 1/2% senior subordinated notes	0.19

Estimated diluted net income per common share
excluding the above items (non-GAAP)	$1.13 - $1.18

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of 2004 EBITDA Estimate

The Company's 2004 full year EBITDA estimate is $152.0-$156.0 million, excluding restructuring and other items relating to licensing the Bass brand for wholesale distribution to Brown Shoe Company and exiting the wholesale footwear business and relocating the Company's retail footwear operations, closing underperforming retail outlet stores and debt extinguishment costs associated with its recent bond refinancing. EBITDA is a "non-GAAP financial measure" which represents net income (loss) before net interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity. The Company uses EBITDA in connection with certain covenants relating to the Company's outstanding debt. EBITDA should not be construed as an alternative to net income (loss) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate EBITDA differently than other companies. Set forth below is the Company's reconciliation of net income (loss) to EBITDA of $154.0 million which is the midpoint of the range provided. It is not possible to provide a reconciliation for the entire range without unreasonable effort due to the number of elements which comprise EBITDA, including net income (loss), income taxes, net interest expense and depreciation and amortization, each of which is subject to a range of estimates.
			Estimated
			Results
	Estimated	Estimated	Excluding
	Results	Restructuring	Restructuring
(In $000's)	Under	and Other	and Other
	GAAP	Items	Items

Net income (loss)	$ 40,400	$(18,700)	$ 59,100

Plus:
Income tax expense (benefit)	21,700	(10,100)	31,800
Interest expense, net	43,400	9,400	34,000
Depreciation and amortization	29,100		29,100
EBITDA	$134,600	$(19,400)	$154,000